REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands except for earnings per share and share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Interest income:
Interest and fees on loans	$6,958	$6,685	$26,476	$26,636
Interest on investment securities	540	752	2,509	3,455
Interest on federal funds sold	1	9	51	43

Total interest income	7,499	7,446	29,036	30,134

Interest expense:
Interest on deposits	1,000	1,247	4,321	5,996
Interest on other borrowings	682	424	2,039	1,372

Total interest expense	1,682	1,671	6,360	7,368

Net interest income	5,817	5,775	22,676	22,766
Provision for loan losses	---	---	---	---

Net interest income after provision for loan losses	5,817	5,775	22,676	22,766

Noninterest income:
Service charges on deposit accounts	197	263	930	1,045
Merchant draft processing, net	1,839	1,420	5,571	4,824
Loan servicing income	73	48	179	158
Net realized gains on investment securities available for sale	---	---	79	86
Other income	338	158	1,157	720

Total noninterest income	2,447	1,889	7,916	6,833

Noninterest expense:
Salaries and employee benefits	2,684	2,427	10,776	9,435
Occupancy and equipment expense	513	538	2,117	2,105
Other	1,633	1,309	5,328	4,860

Total noninterest expense	4,830	4,274	18,221	16,400

Income before income taxes	3,434	3,390	12,371	13,199
Provision for income taxes	1,371	2,023	4,941	5,550

Net income	$2,063	$1,367	$7,430	$7,649

Basic earnings per share:
Net income available for common stock shareholders	$0.42	$0.28	$1.50	$1.52
Weighted average shares (1)	4,954,000	4,955,000	4,949,000	5,026,000

Diluted earnings per share:
Net income available for common stock shareholders	$0.40	$0.27	$1.46	$1.48
Weighted average shares (1)	5,112,000	5,117,000	5,100,000	5,184,000

Selected Ratios
Annualized Return on Average Total Equity	27.78%	19.85%	26.11%	27.25%
Annualized Return on Average Total Assets	1.57%	1.05%	1.43%	1.48%

(1) Adjusted for three-for-two stock split declared July 15, 2003.

REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In Thousands)

	December 31,	December 31,
	2004	2003

	(Unaudited)
Assets:
Cash and due from banks	$15,365	$19,259
Federal funds sold	---	8,600

Cash and cash equivalents	15,365	27,859
Investment securities:
Held to maturity	14,168	17,566
Available for sale, at fair value	31,580	58,229

Total investment securities	45,748	75,795

Mortgage loans held for sale	159	192

Loans:
Residential real estate mortgage	105,751	108,851
Commercial real estate mortgage	195,127	186,185
Commercial	61,075	55,473
Real estate construction	63,608	51,154
Installment and other	11,493	13,025
Less net deferred loan fees	(787)	(167)

Total portfolio loans	436,267	414,521
Less allowance for loan losses	(7,178)	(7,162)

Net loans	429,089	407,359

Premises and equipment, net	1,982	2,489
Cash surrender value of life insurance	9,092	3,782
Other assets and interest receivable	9,288	11,424

Total assets	$510,723	$528,900

Liabilities and Shareholders' equity:
Deposits:
Noninterest bearing demand deposits	$113,465	$107,359
Interest-bearing transaction accounts	134,131	154,640
Time deposits one hundred thousand and over	69,106	73,262
Other time deposits	74,495	119,521

Total deposits	391,197	454,782

Short-term borrowings	57,419	16,265
Subordinated debentures	20,000	20,000
Other liabilities and interest payable	11,858	10,173

Total liabilities	480,474	501,220

Shareholders' equity:
Common stock	10,600	10,577
Retained earnings	19,202	16,344
Accumulated other comprehensive income, net of tax	447	759

Total shareholders' equity	30,249	27,680

Total liabilities and shareholders' equity	$510,723	$528,900

REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
BUSINESS SEGMENTS
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2004		December 31, 2004

	Community		Community
	Banking	Bankcard	Banking	Bankcard

Total interest income	$7,499	$ ---	$29,036	$ ---
Total interest expense	1,682	---	6,357	3
Interest income (expense) allocation	(124)	124	(482)	482

Net interest income	5,693	124	22,197	479

Provision for loan losses	---	---	---	---
Service charges on deposit accounts	197	---	930	---
Merchant draft processing, net	---	1,839	---	5,571
Loan servicing income	73	---	179	---
Other income	338	---	1,236	---

Total noninterest income	608	1,839	2,345	5,571

Salaries and employee benefits	2,176	508	8,768	2,008
Occupancy and equipment expense	460	53	1,915	202
Other	1,410	223	4,587	741

Total noninterest expense	4,046	784	15,270	2,951

Income before income tax expense	2,255	1,179	9,272	3,099
Income tax expense	900	471	3,703	1,238

Net income	$1,355	$708	$5,569	$1,861

	Three Months Ended		Twelve Months Ended
	December 31, 2003		December 31, 2003

	Community		Community
	Banking	Bankcard	Banking	Bankcard

Total interest income	$7,446	$ ---	$30,134	$ ---
Total interest expense	1,670	1	7,337	31
Interest income (expense) allocation	(138)	138	(736)	736

Net interest income	5,638	137	22,061	705

Provision for loan losses	---	---	---	---
Service charges on deposit accounts	263	---	1,045	---
Merchant draft processing, net	---	1,420	---	4,824
Loan servicing income	48	---	158	---
Net realized gains on investment securities available for sale	---	---	86	---
Other income	158	---	720	---

Total noninterest income	469	1,420	2,009	4,824

Salaries and employee benefits	1,911	516	7,516	1,919
Occupancy and equipment expense	489	49	1,920	185
Other	1,108	201	4,066	794

Total noninterest expense	3,508	766	13,502	2,898

Income before income tax expense	2,599	791	10,568	2,631
Income tax expense	1,691	332	4,445	1,105

Net income	$908	$459	$6,123	$1,526